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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Primus Telecommunications Group, Incorporated on Form S-8 of our report dated February 12, 1998, except for Note 15 as to which the date is March 8, 1998, appearing in the Annual Report on Form 10-K of Primus Telecommunications Group, Incorporated for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Washington, DC
June 8, 1998